As filed with the Securities and Exchange Commission on August 8, 1997.
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                       Chicago Bridge & Iron Company N.V.
             (Exact name of registrant as specified in its charter)

      The Netherlands                                   None
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 P.O. Box 74658
                                1070 BR Amsterdam
                                 The Netherlands
                                 31-020-664-4461
                      (Address Principal Executive Offices)
                                 ---------------
                       Chicago Bridge & Iron Savings Plan
                            (Full title of the plan)
                                 ---------------
                              Robert H. Wolfe, Esq.
                          Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illiniois 60544
                                 (815) 439-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    Copy to:
                           Geoffrey E. Liebmann, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum      Proposed Maximum
Title of each class of                   Amount to be        Offering Price        Aggregate Offering      Amount of
securities to be registered              Registered          Per Share (1)         Price (1)               Registration Fee (1)
Common Shares, par value
  NLG .01 per share ..................    500,000            $ 22.94                 $ 11,468,750.00         $ 3475.38
---------------------------------------- ------------------- --------------------- ----------------------- ---------------------

----------------------

(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant's Common Shares as reported in the New York Stock Exchange - Composite Transactions System on August 4, 1997.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*


Item 2.           Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents (or portions thereof) filed by Chicago Bridge & Iron Company N.V. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Company's prospectuses dated March 26, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

               (b) The description of the Company's Common Shares contained in the Company's Registration Statement No. 333-18065 on Form S-1, as amended.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

                  Not applicable, as the class of securities offered hereby is registered under Section 12 of the Exchange Act.


Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Company is a Netherlands corporation.

                  The Articles of Association of the Company, as amended provide for indemnification of directors and officers to the fullest extent permitted by the law of The Netherlands.

                  The Company has entered into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the law of The Netherlands. These agreements provide for specific procedures to better assure the directors' right to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party), and for enforcement of directors' indemnification rights. The Company has also obtained officers' and directors' liability insurance in amounts that it believes are reasonable under the circumstances.

                  Article 25 of the Articles of Association of the registrant also provides that, to the fullest extent permitted by the law of The Netherlands, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by the law of The Netherlands, as from time to time amended.


Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits

            *5           -    Form of Opinion of Loeff Claeys Verbeke as
                              to the legality of the securities being
                              registered, including consent.

            *23.1        -    Consent of Independent Public Accountants.

            *23.2        -    Consent of Loeff Claeys Verbeke (included in
                              opinion filed as Exhibit 5).

            *24          -    Powers of Attorney (included on signature page).

----------------------
*    Filed herewith.

Item 9.           Undertakings.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, if applicable, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporation by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 30th day of July, 1997.

                             CHICAGO BRIDGE & IRON COMPANY N.V.

                             By:      /s/  Timothy J. Wiggins
                                      --------------------------------------
                                      By:  Chicago Bridge & Iron Company B.V.
                                             Managing Director



                                POWER OF ATTORNEY

                  Each person whose signature appears below appoints Gerald M. Glenn and Thomas L. Aldinger, their attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission, any amendments to this Registration Statement (including post-effective amendments), and generally to do anything else necessary or proper in connection therewith.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                                           DATE
---------                                     -----                                           ----

/s/  Timothy J. Wiggins
---------------------------------
Chicago Bridge & Iron Company B.V.            Managing Director of Registrant                 July 30, 1997

/s/  Timothy J. Wiggins                       Vice President-Treasurer and Chief Financial
---------------------------------             Officer of CBIC
Timothy J. Wiggins                            (Principal Financial Officer)                   July 30 , 1997


/s/  John R. Meier                            Controller of CBIC
---------------------------------             (Principal Accounting Officer)                  July 30, 1997
John R. Meier


                                      II-4




                                              Supervisory Director, and President, Chief
                                              Executive Officer of CBIC
/s/  Gerald M. Glenn                          (Principal Executive Officer)
----------------------------
Gerald M. Glenn
                                                                                              July 30, 1997


/s/  J. Dennis Bonney
----------------------------
J. Dennis Bonney                              Supervisory Director                            July 30 , 1997


/s/ Gary L. Neale
----------------------------
Gary L. Neale                                 Supervisory Director                            July 22 1997


/s/ Vincent L. Kontny
----------------------------
Vincent L. Kontny                             Supervisory Director                            July 18, 1997


/s/ J. Charles Jennet
------------------------------
J. Charles Jennet                             Supervisory Director                            July 24, 1997


/s/  Marsha C. William
------------------------------
Marsha C. Williams                            Supervisory Director                            July 18, 1997


/s/ Jerry H. Ballengee
------------------------------
Jerry H. Ballengee                            Supervisory Director                            July 21, 1997


/s/ L. Donald Simpson
------------------------------
L. Donald Simpson                             Supervisory Director                            July 21, 1997


Registrant's Agent
for Service in the United States



/s/  Robert H. Wolf
------------------------------
Robert H. Wolf, Esq.


                                  EXHIBIT INDEX


    Exhibit No.       Exhibit

    *5           -    Form of Opinion of Loeff Claeys Verbeke as
                      to the legality of the securities being
                      registered, including consent.

    *23.1        -    Consent of Independent Public Accountants.

    *23.2        -    Consent of Loeff Claeys Verbeke (included in
                      opinion filed as Exhibit 5).

    *24          -    Powers of Attorney (included on signature page).

----------------------
*    Filed herewith.